Exhibit 10.8

Loan Agreement

This Loan Agreement (hereinafter referred to as “this Agreement”) is entered into by and between the following parties in Beijing on April 22, 2021:

Party A: Beijing ForU Duoduo Information Technology Co., Ltd. (“北京福佑多多信息技术有限公司”), with its unified social credit code as ****************, and its registered office at Room 428B, 4/F, No. 31, Fuchengmenwai Street, Xicheng District, Beijing, PRC.

Party B: Shan Dandan (“单丹丹”), with her ID No.: ****************.

In this Agreement, the above parties shall be individually referred to as a “Party”, and collectively referred to as the “Parties”.

Whereas:

1. Party A is a wholly foreign-owned enterprise registered duly incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”, which, for the purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan);

2. Party B is a Chinese citizen who (A) holds 27.88% of the equity interests in Nanjing ForU Online Electronic Commerce Co., Ltd. (“南京福佑在线电子商务有限公司”, hereinafter referred to as “Nanjing ForU”) (proportional to her share in Nanjing ForU’s registered capital in the amount of RMB20,908,800), Wang Hongxin (“王宏鑫”) holds 0.4% of the equity interests in Nanjing ForU (proportional to his share in Nanjing ForU’s registered capital in the amount of RMB302,400, and other shareholders of Nanjing ForU (hereinafter referred to as the “Nanjing ForU’s Other Shareholders”) hold a total of 71.72% of the equity interests in Nanjing ForU (proportional to their shares in Nanjing ForU’s registered capital in the amount of RMB53,788,800)); and (B) holds 63.013% of the equity interests in Beijing ForU Online Information Technology Co., Ltd. (“北京福佑在线信息技术有限公司”, hereinafter referred to as “Beijing ForU”, and together with Nanjing ForU, as the “Underlying Companies”) (proportional to her share in Beijing ForU’s registered capital in the amount of RMB69,314), other shareholders of Beijing ForU (hereinafter referred to as the “Beijing ForU’s Other Shareholders”, and together with Nanjing ForU’s Other Shareholders, Party B and Wang Hongxin, as the “Shareholders of Underlying Companies”) hold a total of 36.987% of the equity interests in Beijing ForU (proportional to their shares of Beijing ForU’s registered capital in the amount of RMB40,686).

3. Party A wishes to acquire, and the shareholders of the Underlying Companies wish to transfer to Party A, a total of 100% of the equity interests in the Underlying Companies held by the shareholders of the Underlying Companies (hereinafter referred to as the “Equity Transfer of Underlying Companies”), which cannot be effectuated for the time being subject to the laws of PRC, regulations and foreign investment industrial policies in effect.

4. Party A agrees to provide Party B with, and Party B agrees to accept, a loan of a total amount of RMB63,821,913, and the Parties hereby agree and acknowledge that such loan shall be used by Party B for the sole purpose of paying for the equity transfer consideration for the acquisition of 71.72% of the equity interests in Nanjing ForU held by Nanjing ForU’s Other Shareholders (proportional to their shares in Nanjing ForU’s registered capital in the amount of RMB53,788,800) and 39.987% of the equity interests in Beijing ForU held by Beijing ForU’s Other Shareholders (proportional to their shares of Beijing ForU’s registered capital in the amount of RMB40,686).

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In consideration of the foregoing, the Parties, upon amicable negotiation, enter into this Agreement as follows:

1. Loan

Party A agrees to provide Party B with a loan in the amount of RMB63,821,913 under the terms and conditions of this Agreement with an annual interest of RMB 1; Party B agrees to accept the above loan provided by Party A under the terms and conditions of this Agreement and use such loan for the purpose of paying for the equity transfer consideration for the acquisition of 71.72% of the equity interests in Nanjing ForU held by Nanjing ForU’s Other Shareholders (proportional to their shares in Nanjing ForU’s registered capital in the amount of RMB53,788,800) and 39.987% of the equity interests in Beijing ForU held by Beijing ForU’s Other Shareholders (proportional to their shares of Beijing ForU’s registered capital in the amount of RMB40,686). For details of the distribution of the above equity transfer consideration among shareholders, see Schedule I to this Agreement.

2. Term of Loan

The Parties hereby agree and acknowledge that, for the benefit of Party A, Party B shall, upon its acquisition of 99.6% of the equity interests in Nanjing ForU and 100% of the equity interests in Beijing ForU respectively, pledge such equity interests to Party A as instructed by Party A under Article 4.1 of this Agreement, and shall separately execute the relevant Equity Interest Pledge Agreement; during the term of such equity pledge, Party B needs not repay such loan; under the circumstances specified in Article 3.1 of this Agreement, Party B shall repay the loan to Party A by such method stipulated in Article 3.2 of this Agreement.

3. Repayment

3.1 To the extent allowed by PRC laws, regulations and policies (that is, to the extent that Party A may legally hold the equity interests in the Underlying Companies), Party A shall, under Article 3.2 of this Agreement, notify Party B in writing of the purchase of equity interests in the Underlying Companies, and the acquiring party (Party A and/or any other party designated by Party A) and Party B shall promptly enter into the relevant equity transfer agreement for the purpose of Party B’s performing her repayment obligations by transferring equity interests to Party A and/or any other party designated by Party A by such method stipulated in Article 3.2 of this Agreement.

3.2 The Parties hereby agree and acknowledge that Party B shall repay her loan from Party A under this Agreement by the following method: to the extent allowed by PRC laws, regulations and policies, Party A shall have the right to purchase or designate any other party to purchase all or part of the equity interests then held by Party B in the Underlying Companies. Upon receipt of the written notice from Party A and/or any other party designated by Party A of the purchase of equity interests in the Underlying Companies, Party B shall promptly transfer the equity interests in the Underlying Companies then held by her to Party A and/or any other party designated by Party A as Party A wishes and instructs, the consideration for the equity transfer of the Underlying Companies shall be RMB63,821,913 in total. For the avoidance of doubt, upon such equity transfer, the repayment obligations in respect of the corresponding equity interests will be performed; if Party B transfers all the equity interests in the Underlying Companies then held by her to Party A and/or any other party designated by Party A, Party B will fully performed her repayment obligations hereunder. The Parties acknowledge that, as Party B raises the loan and acquires the equity interests in underlying companies for the benefit of Party A, Party A shall not require Party B to perform her repayment obligations by any other method.

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3.3 The Parties agree and acknowledge that, to the extent allowed by PRC laws, regulations and policies, all taxes and fees incurred in Party B’s transferring the equity interests in underlying companies then held by her to Party A and / or any other party designated by Party A (if any) shall be paid by Party A. Even if Party B shall pay the relevant taxes and fees under PRC laws, regulations and policies, upon Party B’s duly performance of the obligations of paying taxes and fees, Party A shall indemnify Party B for such taxes and fees.

4. Security

4.1 In order to provide security for the performance of the obligations hereunder and to protect the rights and interests of Party A, Party B agrees to pledge all the equity interests in the Underlying Companies then held by her to Party A (hereinafter referred to as the “Equity Pledge”).

4.2 The Parties acknowledge that, in addition to the loan hereunder, the principal debt secured by the Equity Pledge shall also include the obligations of Party B and/or the Underlying Companies to Party A under the Exclusive Option Agreement, the Shareholders Voting Proxy Agreement and the Exclusive Consulting and Service Agreement as set out in Paragraph (1) of Article 5.3 of this Agreement.

5. Representations and Warranties

5.1 Party A represents and warrants to Party B that, as of the execution date of this Agreement:

(1) Party A is a legal entity duly incorporated and validly existing, who has obtained all government approvals, qualifications and permits required for conducting relevant businesses under the applicable laws, and Party A shall have the right to execute this Agreement and perform its obligations hereunder; Party A’s shareholders’ meeting or any of its other governing bodies having the power to approve this Agreement has duly and effectively taken all necessary measures or other actions to approve Party A’s execution, delivery and performance of this Agreement; upon execution, this Agreement shall become valid and binding on Party A, and enforceable against Party A under the terms of this Agreement;

(2) the execution, delivery and performance of this Agreement: (a) will not conflict with, violate the provisions of, or, upon receipt of the relevant notice or with the passage of time, violate: (i) its business license, articles of association, permits, approvals by which its incorporation is approved by the competent government authority, agreements or any other constitutional documents in connection with its incorporation; (ii) any PRC laws, regulations and policies or other laws and rules it shall be subject to; (iii) any contract or other document to which it is a party, to which it is subject or to which its assets are subject; (b) will not create, or entitle any third party to create, any mortgage or other encumbrance on its assets; (c) will not result in the termination or amendment of the terms of any contract or other document to which it is a party, to which it is subject or to which its assets are subject, or entitle any other third party to terminate or amend the terms of such documents; and (d) will not cause suspension, revocation, damage, confiscation or non-renewal of any approval, permit, and registration by any competent government authority applicable to it;

(3) the principal of the loan provided by Party A to Party B is the funds lawfully owned by Party A.

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5.2 Party B represents and warrants to Party A that, as of the Date of this Agreement:

(1) Party B shall have the right to execute and perform this Agreement, and the execution and performance hereof shall comply with the provisions of the articles of association or any other constitutional documents of the Underlying Companies;

(2) Party B’s execution and performance of this Agreement shall not violate any laws, regulations or government approvals, authorizations, notices or other government documents binding or affecting it, or violate any agreement entered into between Party B and any third party or any undertaking issued to any third party;

(3) upon execution, this Agreement shall constitute legally valid and enforceable obligations to Party B;

(4) Party B has not created any mortgage, pledge or any other security on the equity interests in the Underlying Companies held by her, or issued any offer for the transfer of such equity interests to any third party, or made a promise to the offer for the acquisition of such equity interests issued by any third party, nor has she executed any agreement with any third party in respect of the transfer of the equity interests in underlying companies held by Party B.

5.3 Party B undertakes that, during the term of this Agreement:

(1) she shall duly execute an Exclusive Option Agreement with Party A, the Underlying Companies and then-existing other shareholders of the Underlying Companies, under which, to the extent allowed by PRC laws, regulations and industrial policies, Party B will irrevocably grant Party A or any other party designated by Party A the option to acquire all or part of the equity interests in the Underlying Companies held by her; she shall execute an Equity Interest Pledge Agreement with Party A, the Underlying Companies and then-existing other shareholders of the Underlying Companies as stipulated in Article 4 of this Agreement, under which, Party B and then-existing other shareholders of the Underlying Companies shall pledge 100% of their total equity interests in the Underlying Companies to Party A; she shall duly execute a Shareholders Voting Proxy Agreement with Party A, the Underlying Companies and then-existing other shareholders of the Underlying Companies, and shall, at the request of Party A, separately execute an irrevocable Proxy Statement, authorizing Party A or any other party designated by Party A to exercise all shareholders’ rights of the Underlying Companies enjoyed by her, and waive the exercise of shareholders’ rights other than those stipulated in this Agreement or the above Equity Interest Pledge Agreement or otherwise stipulated by Party A; she shall procure Party A and the Underlying Companies to duly execute an Exclusive Consulting and Service Agreement, under which, Party A will provide technical and consulting services to the Underlying Companies as an exclusive service provider.

(2) without Party A’s prior written consent, she shall not transfer or otherwise dispose of any equity interests, assets or businesses of the Underlying Companies, or create any mortgage, security or other third party right on the equity interests, assets or businesses of the Underlying Companies, unless she creates any pledge on the equity interests of the Underlying Companies under the provisions of the Equity Interest Pledge Agreement to be executed by the relevant parties;

(3) without Party A’s the prior written consent, she shall not increase or decrease the registered capital of any of the Underlying Companies or otherwise change its capitalization status, or substantially amend the articles of association of any of the Underlying Companies in any manner;

(4) without Party A’s prior written consent, she shall not cause the Underlying Companies to enter into any transaction that may materially affect the assets, operations, capital status of, equity interests in any third party held by, and other legitimate interests of, the Underlying Companies (other than those arising in the normal course of business);

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(5) without Party A’s prior written consent, she shall procure the Underlying Companies not to lend or borrow a loan, or provide guarantee or other forms of security, or assume any substantive obligations outside her normal business activities;

(6) whenever Party A or any other party designated by Party A exercises the option to purchase equity interests under this Agreement or the Exclusive Option Agreement, Party B shall procure the Underlying Companies to convene shareholders’ meetings promptly, and vote for the transfer of the purchased equity interests as stipulated in this Agreement at such meetings;

(7) at the request of Party A at any time, Party B shall immediately transfer the equity interests in the Underlying Companies held by her to Party A and/or any other party designated by Party A, and waive her preemptive right to purchase the equity interests in the Underlying Companies;

(8) she shall immediately notify Party A of any pending or threatened litigation, arbitration or administrative proceedings in connection with the equity interests held by her, and any litigation, arbitration or administrative proceedings in connection with the equity interests, assets, businesses or income of the Underlying Companies;

(9) in order to maintain her ownership of the equity interests prior to the transfer of such equity interests to Party A, she shall execute all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate claims, or make necessary and appropriate defenses to all claims;

(10) at the request of Party A, she shall appoint or employ any person designated by Party A as a director or officer of any of the Underlying Companies;

(11) at the request of Party A, she shall provide Party A with all the information about the operational and financial status of the Underlying Companies;

(12) she shall maintain the valid existence of the Underlying Companies under good financial and commercial standards and practices, and make every effort to prudently procure the Underlying Companies to legally engage in their existing businesses and conduct their affairs;

(13) she shall strictly comply with the provisions of this Agreement and any other agreement executed jointly or separately by the parties concerned, effectively perform the obligations under such agreements, and refrain from any acts or omissions sufficient to affect the validity and enforceability of such agreements.

6. Liability for Breach of Contract

Either Party who defaults on this Agreement and makes it impossible to perform all or part of this Agreement shall be liable for breach of contract and shall compensate the non-breaching party for its/her losses (including legal costs and attorney fees arising therefrom); if both parties commit breaches of contract, they shall be liable for their own breaches respectively.

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7. Application of Law and Dispute Settlement

7.1 The execution, effectiveness, interpretation and dispute settlement of this Agreement shall be governed by PRC laws.

7.2 All disputes arising from this Agreement shall first be settled by the Parties through amicable negotiation. If any dispute fails to be so settled within thirty (30) days after the date when such dispute arises, either Party shall have the right to refer such dispute to the China International Economic and Trade Arbitration Commission for arbitration in Beijing under its arbitration rules then in force. The arbitral award shall be final and binding on both Parties.

7.3 During the settlement of such dispute, the Parties shall continue to perform all the other provisions of this Agreement than those in connection with the matters in dispute.

8. Confidentiality

8.1 Prior to the conclusion of this Agreement and during the term of this Agreement, either Party (hereinafter referred to as the “Disclosing Party”) has disclosed or may disclose from time to time to the other Party (hereinafter referred to as the “Receiving Party”) her / its confidential information (including, but not limited to, business information, customer information, financial information, contracts, etc.). The Receiving Party shall keep the confidential information confidential and shall not use the confidential information for any purposes other than those expressly specified in this Agreement. The foregoing shall not apply to any information (a) which is proved to have been possessed by the Receiving Party with any written record made prior to the disclosure by the Disclosing Party to such Receiving Party; (b) which is in or will enter the public domain not through the Receiving Party’s violation of this Agreement; (c) which is obtained by the Receiving Party from any third party not obligated to keep such information confidential; and (d) which is disclosed by either Party under relevant laws and regulations or as required by regulatory authorities, or which is disclosed to her/its legal or financial advisers in connection with her/its normal course of business.

8.2 The foregoing confidentiality obligations shall survive for the Parties upon the termination of this Agreement.

9. Force Majeure

9.1 Force Majeure means any unforeseen, unavoidable or insurmountable event that causes it impossible to perform the whole or part of this Agreement, including, but not limited to, any earthquake, typhoon, flood, fire, war, strike, riot, government act, changes in laws and rules or their application (hereinafter referred to as a “Force Majeure Event”).

9.2 In the case of any Force Majeure Event, either Party’s obligations hereunder affected by such Force Majeure Event shall be automatically suspended during the delay caused by force majeure, during which the period of performance shall be automatically extended, and such Party shall not be subject to any punishments or liabilities. Under such circumstances, the Parties shall immediately consult to seek a justified settlement and make every reasonable effort to minimize the impact of force majeure.

10. Miscellaneous Provisions

10.1 This Agreement shall come into effect upon execution by the Parties. Upon execution, neither Party shall amend this Agreement without prior written consent of the other Party.

10.2 The provisions of this Agreement are severable, and the invalidity or non-enforceability of any specific provision of this Agreement shall not affect the validity and enforceability of the remaining provisions of this Agreement.

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10.3 Failure to exercise or delay in exercising a right hereunder by either Party shall not constitute a waiver of such right by that Party, and the exercise or partial exercise of a right by that Party shall not impede such Party from exercising such right in the future.

10.4 This Agreement shall be binding on, and inure solely to the benefit of, the Parties hereto and their respective heirs, successors, and permitted assigns. Party B shall not assign, pledge or otherwise transfer her rights, interests or obligations hereunder without Party A’s prior written consent.

10.5 Party B hereby agrees that Party A may transfer its rights and obligations hereunder to any other third party when necessary, provided that Party A is required to give written notice to Party B upon such transfer, and without Party B’s consent for that purpose.

10.6 Any notices or communications sent by one Party to the other Party (including, but not limited to, written documents or notices under this Agreement) shall be promptly delivered or transmitted to the corresponding party by letter or fax. The date of service of any notice or communication shall be the third business day following the date when the letter is posted (if served by letter), or the business day following the date of sending (if served by fax). All notices and communications shall be addressed as follows unless and until one party notifies the other party in writing to change such contact information.

Party A: Beijing ForU Duoduo Information Technology Co., Ltd. (“北京福佑多多信息技术有限公司”)

Contact: Shan Dandan (“单丹丹”)

Address: Room 306, 3/F, Block B, Bldg. 1, Guorui Building, No. 359, Jiangdong Middle Road, Jianye District, Nanjing, PRC.

E-mail: sdd@foryou56.com

Party B: Shan Dandan (“单丹丹”)

Address: Room 306, 3/F, Block B, Bldg. 1, Guorui Building, No. 359, Jiangdong Middle Road, Jianye District, Nanjing, PRC.

E-mail: sdd@foryou56.com

10.7 This Agreement shall be executed in Chinese and in two counterparts, one for each Party, and both of which shall have the same legal effect.

(The remainder of this page is intentionally left blank.)

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(This page is only used for the signature purpose.)

Party A: Beijing ForU Duoduo Information Technology Co., Ltd. (“北京福佑多多信息技术有限公司”)

Legal representative /Authorized representative (Signature):	/s/ Shan Dandan

Official seal:	/s/

Party B: Shan Dandan (“单丹丹”)

Signature:	/s/ Shan Dandan

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Schedule I

No.	Name of Transferring Shareholder	Shareholding Ratio	Consideration for Transfer (RMB / Yuan)	Notes

Nanjing ForU

1.	Ye Yifei (“叶逸飞”)	4.92%	*****

2.	Ningbo Meihua Shunshi Angles Investment Partnership (L.P.) (“宁波梅花顺世天使投资合伙企业（有限合伙）”)	7.20%	*****

3.	Nanjing Innovative Data Investment Management Center (L.P.) (“南京云创投资管理中心（有限合伙）”)	0.40%	*****

4.	Nanjing Lihe Youfu Investment Management Center (L.P.) (“南京力合佑福投资管理中心（有限合伙）”)	7.20%	*****

5.	Wu Yongming (“吴泳铭”)	9.50%	*****

6.	Shenzhen Ginkgo Capital One Investment Partnership Limited (L.P.) (“深圳盈信资本一期投资合伙企业（有限合伙）”)	15.00%	*****

7.	Nanjing Puluo Youfu Technology Partnership (L.P.) (“南京普洛佑福科技合伙企业（有限合伙）”)	5.00%	*****

8.	Ningbo Chengyou Investment Management Co., Ltd. (“宁波诚佑投资管理有限公司”)	7.50%	*****

9.	Suzhou Zhongding No. 4 Venture Capital Center (L.P.) (“苏州钟鼎四号创业投资中心（有限合伙）”)	15.00%	*****

	Subtotal	71.72%	*****

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Beijing ForU

1.	Ye Yifei (“叶逸飞”)	10.963%	*****

2.	Lin Jinfeng (“林劲峰”)	9.090%	*****

3.	Ningbo Meihua Shunshi Angles Investment Partnership (L.P.) (“宁波梅花顺世天使投资合伙企业（有限合伙）”)	16.043%	*****

4.	Nanjing Innovative Data Investment Management Center (L.P.) (“南京云创投资管理中心（有限合伙）”)	0.891%	*****

	Subtotal	36.987%	*****

	Total	/	*****

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